SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2006

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

CenterState Banks of Florida, Inc. (“CSFL”) has entered into a definitive agreement to purchase Valrico Bancorp, Inc. (“VBI”) for a combination of cash and stock. Each VBI shareholder of record will have an option to elect payment in stock, cash or a combination of stock and cash, but in no event will more than 1,333,741 CSFL common shares (70%) nor less than 1,238,475 CSFL common shares (65%) be issued in the aggregate, pursuant to the definitive agreement attached hereto as Exhibit 99.2. VBI shareholders electing CSFL stock consideration will be entitled to receive 5.25 shares of CSFL common stock for each share of VBI common stock exchanged. VBI shareholders electing cash consideration will be entitled to receive $105.06 for each share of VBI common stock exchanged.

VBI has reported 362,923 total shares of common stock outstanding. VBI further reported total options outstanding for 4,703 common shares, which will be exchanged for a cash payment of $79.06 per share ($105.06 per share less the exercise price of $26.00 per share), or $371,819.18 in the aggregate. Using CSFL’s closing price of $21.46 per share on November 13, 2006, as reported by NASDAQ, the purchase price equates to approximately $40.4 million, which equates to a multiple of 2.61 of VBI’s September 30, 2006 book value, as reported by VBI.

VBI is a one bank holding company operating through its subsidiary, Valrico State Bank (the “Bank”). The Bank opened for business in 1989 and operates through four branch locations in Hillsborough County, Florida. At September 30, 2006, VBI reported total consolidated assets of $152 million, total loans of $120 million, and total deposits of $125 million. VBI reported total consolidated shareholders’ equity of $15.5 million as of September 30, 2006. VBI’s consolidated net income for 2005 and 2004, was $2 million and $1.6 million respectively. VBI reported consolidated net income of $2.4 million (unaudited) for the nine month period ending September 30, 2006.

CSFL intends to operate the Bank as a separate wholly owned subsidiary, similar to CSFL’s other subsidiary banks. The transaction is expected to close early in the second quarter of 2007. Management expects the transaction to be neutral to earnings during the first year and accretive to earnings in the second year. Hovde Financial acted as exclusive financial advisor to CSFL and initiated the conversations with VBI and their financial advisor, Austin Associates, which resulted in this transaction.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 99.1	Press release

Exhibit 99.2	Agreement and Plan of Merger

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman and Chief Executive Officer

Date: November 14, 2006

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